UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 19, 2024

NOODLES & COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-35987	84-1303469
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

520 Zang Street, Suite D
Broomfield,	CO	80021
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (720) 214-1900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	NDLS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 25, 2024, Noodles & Company ("the Company") announced the departure of Melissa Heidman, its Executive Vice President, General Counsel and Secretary, effective July 2, 2024. In connection with her separation from service, the Company and Ms. Heidman entered in to a Separation Agreement ("Agreement"). Pursuant to the Agreement and Ms. Heidman's execution, delivery, and non-revocation of a release of claims, which is expected to be entered into on or after the effective date of Ms. Heidman's separation, Ms. Heidman will be eligible to receive certain payments and benefits, each less all applicable tax withholding and deductions, including the following: (i) eighteen months of continued base salary, which will be paid in equal installments according to the Company's regular payroll schedule, totaling $515,366; (ii) a pro-rata portion of the Annual Bonus for 2024 (6 months based on full months employed); (iii) a lump sum payment of $37,842 representing 18 months of COBRA premiums; and (iv) the vesting of 34,899 Restricted Stock Units granted prior to 2024. The description of the Separation Agreement is qualified in it's entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Exhibit No.	Description
10.1	Separation Agreement between Noodles & Company and Melissa Heidman dated June 18, 2024.
104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Noodles & Company

By:	/s/ DREW MADSEN
Name:	Drew Madsen
Title:	Chief Executive Officer

DATED: June 25, 2024